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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement pertaining to the Paul McConnell Restricted Stock Unit Award Agreement dated April 23, 2004, of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Melville, New York
May 24, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS